Contract

Owner (Party A): Kunming Xinmao Petroleum Industrial Co., Ltd.
Contractor:    Hong Kong De Xiang Tuo Yi Industrial Company

For the purpose to take the advantage of joint venture company, implement the Contract of Kunming Xinmao Petroleum Industrial Co., Ltd. and protect the economic interest of two parties, and under the leadership of the Board of Directors of Kunming Xinmao Petroleum Industrial Co., Ltd., the Chinese party (Kunming Municipal Fuel Company) chooses the foreign party (Hong Kong De Xiang Tuo Yi Industrial Company) to contract for operation. And Party B agrees to contract. Upon the consent of the Board of Directors of Kunming Xinmao Petroleum Industrial Co., Ltd., party B shall be responsible for all production and operation of our company. The agreements are as followings:
I. Term of Contract: ten years from the date of issuing business license, i.e. from August 28, 1992 to August 28, 2002.
II. Mode of Contact: decide its own operation, assume sole responsibility for its profits or losses and distribute upon profit preservation.
III. Index of profit preservation: during the contract period, Party B shall pay a profit of nine million yuan RMB to the Chinese party by stages.
Iv.  Calculation method for profit preservation:
1. The calculation time shall start from August 28, 1992, after three years, Party B shall return 3.5 yuan RMB to the Chinese party.
2. From August 28 of the fourth year to August 28 of the fifth year, Party B shall pay a profit of 1.5 million yuan RMB to the Chinese party each year.
3. From August 28 of the sixth year to August 28 of the tenth year, Party B shall pay a profit of 500 thousand yuan RMB to the Chinese party each year.
4. The Chinese party shall share the contract profit paid by Party B according to the regulations of this contract, and shall not participate the profit distribution of Party B.

V.   Withdrawal and use of Depreciation Expense
After the two invested parties recouping the cost of investment, Party B shall withdraw a depreciation expense at a depreciation rate of 10% for fixed assets. The depreciation expense shall be used for purchasing and renewing fixed assets of the company, and as other expenditures for production. The items for purchase and renewal shall be determined by Party B and submitted to board of directors for discussion. Party B shall be responsible for the management of such items.

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VI.  Rights and Obligations of two parties:
(I) The rights and obligations of Party A:
1.   Have the right to supervise Party B for a legal operation;
2. Have the right to check and urge both Chinese and foreign parties in paying their investment; and
3. Coordinate the Chinese party to provide Party B with operation places and offices by tenancy. Party B and the Chinese party shall sign a contract of tenancy after discussion.

(II). Rights and obligations of Party B:
1. After signing the contract, have the right to operate independently, arrange production fluids and decide all production activities;
2. According to the company's constitution, have the right to decide the wages, distribution of bonus, personnel system and employment of staff members of the enterprise;
3. Have the right to determine the mode of interior economic responsibility system and organization setting-up;
4.   Have the right to loan from banks independently;
5. With the consent of board of directors, may apply to administrative departments for industry and commerce for altering business scope;
6. Report the conditions of enterprise to the Owner, submit financial statements and statistic statements regularly, pay profits to the Chinese party according to the regulations of this contract and accept the leadership of board of directors;
7. During the contract period, the ownership of the fixed assets purchased by Party B with the funds other than the registered capital shall belong to Party B.
VII. Modification, dismissal and obligations for breach of contract
1. From the date of the contact coming into effect, both parties shall completely fulfill their rights and obligations according to the regulations of the contract. None of the parties shall modify or dismiss the contract arbitrarily, and modify or dismiss the contract for the alteration of legal representatives of the two parties.
2. Should one of the followings occur, the contract may be dismissed or modified:
(1). The contract can not be fulfilled due to the force majeure or natural calamity; and
(2). Party B can not make any profit from the operation due to the adjustment of national policies and regulations and laws.
3. Should either party fail to fulfill the contract, it shall bear the obligations for breach of contract according to the regulations of economic laws of the People's Republic of China.

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VIII.     Others:
I. Any unforeseen matters to this contract shall be solved by Party A and Party B through friendly consultation.
2. The original of the contract is in quadruplicate, Party A and Party B hold two copies respectively. Five duplicated copies shall be submitted to the board of directors.




Party A: Kunming Ximnao Petroleum Industrial Co., Ltd.
(seal )
Tan VIau Tak
Xu Ming
August28, 1992
Li Kaixin Huang Youhua
Party B: Hong Kong De xiang Tuo Yi Industrial Company
 (seal)
CONTRACT

August28, 1998